UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2016

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were voted on at the Company’s Annual Meeting:

1.	The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Gregory Q. Brown	133,608,616	2,850,332	454,616	19,372,502
Kenneth C. Dahlberg	136,058,435	754,138	100,991	19,372,502
Egon P. Durban	105,198,839	31,591,109	123,616	19,372,502
Michael V. Hayden	135,884,092	927,672	101,800	19,372,502
Clayton M. Jones	136,029,254	779,164	105,146	19,372,502
Judy C. Lewent	136,216,998	597,264	99,302	19,372,502
Gregory K. Mondre	105,637,519	31,148,276	127,769	19,372,502
Anne R. Pramaggiore	135,766,398	1,049,288	97,878	19,372,502
Samuel C. Scott III	134,543,842	2,266,271	103,451	19,372,502

2.	The stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
132,049,556	3,738,012	1,125,996	19,372,502

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
142,581,170	13,522,532	182,364	n/a

4.	A stockholder proposal on lobbying disclosure was defeated by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
35,284,800	87,353,320	14,275,444	19,372,502

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: May 18, 2016	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer